UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2008

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On February 26, 2008, the Compensation Committee of the Board of Directors of DexCom, Inc. (the “Company”) approved a bonus plan for fiscal 2008 (the “2008 Plan”) for the Company’s management and select individual contributors, including its chief executive officer, chief financial officer and its other named executive officers, excluding the vice president of sales (together, and excluding the vice president of sales, the “Named Executive Officers”) pursuant to which the Named Executive Officers are eligible for cash bonus awards if the Company attains specified performance targets. The target bonus for the Chief Executive Officer is 50% of his base salary; the target bonus for the Company’s Senior Vice Presidents is 35% of their respective base salaries; the target bonus for the remainder of the Company’s management employees is 25% of their respective base salaries.

The amount of any bonus awarded under the 2008 Plan will be predicated on achieving targeted revenue goals and performance milestones. Generally speaking, 70% of any bonus paid under the 2008 Plan is based on achieving certain annual revenue goals (the “Revenue Component”) and 30% is based on achieving certain performance milestones (the “Performance Component”).

Under the 2008 Plan, no portion of the Revenue Component shall be paid unless the Company meets a specified minimum revenue target for fiscal 2008. Upon achievement of this minimum revenue target, each eligible participant will receive a bonus award of 80% of their targeted Revenue Component. Upon achievement of 100% of the Company’s revenue target for fiscal 2008, each eligible participant will receive a bonus award of 100% of their targeted Revenue Component. If the Company exceeds its fiscal 2008 revenue target, the Named Executive Officers will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Revenue Component.

Under the Performance Component, bonus amounts will also be paid to the Named Executive Officers for achieving specified performance milestones. Eligible participants will receive 25% of their targeted Performance Component for achievement of each of four performance milestones by the Company during fiscal 2008.

The Compensation Committee also approved a bonus plan for the Company’s Vice President of Sales (the “Sales Bonus Plan”). The maximum bonus payable to the Vice President of Sales is 50% of his base salary. Under the Sales Bonus Plan, 70% of any bonus paid is based on the Company’s achievement of specified minimum quarterly revenue targets and 30% of any bonus paid is based on the Company’s achievement of the specified performance milestones included in the 2008 Plan.

Item 7.01.	Regulation FD Disclosure.

On February 26, 2008, DexCom announced the promotion of Andrew K. Balo to Senior Vice President of Clinical and Regulatory Affairs and Quality Assurance. Previously, Mr. Balo was the Company’s Vice President of Clinical and Regulatory Affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Senior Vice President of Corporate Affairs

Date: February 26, 2008